Exhibit 23.5

Consent of Independent Auditor

We hereby consent to the use in this Amendment No. 5 to Form S-4 with file number 333-265952 of KludeIn I Acquisition Corp. of our audit report dated May 23, 2022, relating to the financial statements of UberMedia Inc, for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Amendment No. 5 to Form S-4.

Atlanta, Georgia

December 23, 2022.

KNAV P.A.

Certified Public Accountants

One Lakeside Commons, Suite 850, 990 Hammond Drive N E, Atlanta, GA 30328 T1 678 584 1200 F1 770 676 6082 E admin@knavcpa.com 2022-320-US